UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2010

SYNOPSYS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address, including principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 9, 2010, Synopsys, Inc., a Delaware corporation (“Synopsys”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with Virage Logic Corporation, a Delaware corporation (“Virage Logic”), and Vortex Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Synopsys, pursuant to which Synopsys has agreed to acquire Virage Logic subject to the terms and conditions set forth in the Merger Agreement (“Merger”) for a gross amount of approximately $315 million, or approximately $289 million net of cash acquired. Synopsys also agreed to assume certain unvested equity awards at closing. The Merger Agreement has been unanimously approved by the Boards of Directors of both Synopsys and Virage Logic. Consummation of the Merger is subject to customary closing conditions including the approval of the Merger by the shareholders of Virage Logic, the receipt of antitrust approvals or the expiration of applicable waiting periods in certain jurisdictions, and the absence of certain governmental restraints.

On June 10, 2010, Synopsys issued a press release announcing the transaction, which is attached as Exhibit 99.1 hereto.

Additional Information

Virage Logic intends to file with the Securities and Exchange Commission preliminary and definitive proxy statements and other relevant materials in connection with the proposed transaction. The proxy statement will be mailed to the shareholders of Virage Logic. Before making any voting or investment decision with respect to the proposed transaction, investors and shareholders of Virage Logic are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the proposed transaction, Virage Logic and Synopsys. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Virage Logic at its corporate Web site at www.VirageLogic.com in the Investor Relations section, or by contacting Investor Relations at Virage Logic Corporation, 47100 Bayside Parkway, Fremont, CA 94538.

Virage Logic and its officers and directors may be deemed to be participants in the solicitation of proxies from Virage Logic shareholders with respect to the proposed transaction. A description of any interests that these officers and directors have in the proposed transaction will be available in the proxy statement. In addition, Synopsys may be deemed to have participated in the solicitation of proxies from Virage Logic shareholders in favor of the approval of the proposed transaction. Information concerning Synopsys’ directors and executive officers is set forth in Synopsys’ proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on February 5, 2010 and in its Annual Report on Form 10-K for the year ended October 31, 2009. These documents are available free of charge at the SEC’s Web site at www.sec.gov or by going to Synopsys’ Investor Relations page on its corporate Web site at www.synopsys.com.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

99.1	Press Release issued by Synopsys, Inc. on June 10, 2010 regarding agreement to acquire Virage Logic Corporation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOPSYS, INC.

Dated: June 11, 2010	By:	/s/ Brian E. Cabrera
Brian E. Cabrera
Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press Release issued by Synopsys, Inc. on June 10, 2010 regarding agreement to acquire Virage Logic Corporation.

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